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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference of our report, which includes an explanatory paragraph concerning the company's ability to continue as a going concern, dated November 17, 1995, on our audit of the consolidated financial statements of Fountain Oil Incorporated and subsidiaries, as of August 31, 1995, and the related comparative consolidated statements of operations, stockholders' equity and cash flows for the year ended August 31, 1995 and the ten months ended August 31, 1994, which report is included in the Annual Report on Form 10-KSB of Fountain Oil Incorporated for the fiscal year ended August 31, 1995 (Commission File No. 0-9147), into this Registration Statement on Form S-8 of Fountain Oil Incorporated pertaining to 1,500,000 shares of Fountain Oil Incorporated Common Stock, par value $.10 per share, to be offered or sold pursuant to the Fountain Oil 1995 Long-Term Incentive Plan.



/S/ COOPERS & LYBRAND L.L.P.

Houston, Texas
April 18, 1996